UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 20, 2011

KAT GOLD HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

NEVADA	000-53450	38-3759675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1149 Topsail Rd., Mount Pearl, Newfoundland, A1N 5G2, Canada

(Address of principal executive offices, including zip code)

(709) 368-9223

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿶ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) obtaining proper licenses, (ii) obtaining positive drilling results, (iii) obtaining proof of commercially recoverable amounts of minerals in the property, (iv) obtaining sufficient cash to test the property for minerals and obtaining licenses, (v) securing capital for general working purposes, (vi) the value of the minerals in the open market, (vii) changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and (viii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 5.02. DEPARTURE OF AN OFFICER OR DIRECTOR; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Director

On October 20, 2011, J. Wayne Pickett delivered a letter of resignation to each of Kat Gold Holdings Corp. (the “Company”) and Kat Exploration, Inc., the Company’s majority shareholder (“KATX” and with the Company, the “Entities”), whereby he notified both Entities that he was resigning as a member of both Entities’ Board of Directors as well as from his position as Senior Vice President, Capital Projects of both Entities effective October 19, 2011.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 26, 2011

KAT GOLD HOLDINGS CORP.

By:	/s/ Kenneth Stead
Name:	Kenneth Stead
Title:	President